Exhibit 99.1

Augmedix Delivers 45% Revenue Growth and Expanded Gross Margins for Fourth Quarter of 2023

SAN FRANCISCO, March 18, 2024 — Augmedix (Nasdaq: AUGX), a leader in ambient AI medical documentation and data solutions, today reported financial results for the three and 12 months ended December 31, 2023.

“The fourth quarter was a solid end to a strong year for Augmedix both operationally and financially,” stated Augmedix CEO Manny Krakaris. “We delivered a 45% increase in revenue to $12.7 million, ahead of our most recent guidance, driven by a 44% increase in clinicians in service and net revenue retention of 152%. Additionally, we made steady progress toward our profitability goals by increasing gross profit by 54% to $6.2 million, a margin expansion of 300 basis points to 49.3%, which contributed to the reduction in our operating cash burn.”

“We are pleased with the early performance of Augmedix Go, our clinician-controlled mobile app that uses ambient AI technology and structured data to create a fully automated draft medical note,” continued Krakaris. “Feedback has been encouraging in terms of quality and acceptance by clinicians. Initial orders for the ambulatory version since it was made generally available in December have met our expectations. Meanwhile, the emergency room version of Augmedix Go is on track for its own General Availability release by the end of March. Independently, our strategic partner HCA Healthcare is making plans for a broad roll-out across its network of hospitals.”

Concluded Krakaris, “With expanded capital resources, we are accelerating our efforts to capture the growing medical documentation opportunity in front of us. We are highly confident that our broad portfolio of products, including a high-performing automated documentation solution, that works effectively across ambulatory and acute care settings, structured data, a bi-directional communication channel to the point of care, and HITRUST certification, provide Augmedix with a differentiated offering that will enable Augmedix to be one of the market leaders as the market matures over the coming years. In 2024, we anticipate another year of strong growth and continued gross margin expansion that will benefit from our increased investment from our November capital raise proceeds.”

	Quarter Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Financial Highlights:
Revenues	$12,680	$8,751	45%	$44,855	$30,933	45%
Gross profit	$6,245	$4,049	54%	$21,526	$13,954	54%
Gross margin	49.3%	46.3%	300 bps	48.0%	45.1%	290 bps
Net loss	$(4,492)	$(5,599)	20%	$(19,171)	$(24,449)	22%
Loss per share	$(0.09)	$(0.15)	40%	$(0.44)	$(0.65)	32%
Adjusted EBITDA (non-GAAP)	$(3,306)	$(4,470)	26%	$(15,210)	$(19,404)	22%

Fourth Quarter 2023 Financial Highlights

All comparisons, unless otherwise noted, are to the three months ended December 31, 2022.

●	Total revenue was $12.7 million, slightly stronger than our January pre-announcement and an increase of 45% compared to $8.8 million.

●	Dollar-based Net Revenue Retention was 152% for our Health Enterprise customers compared to 126%.

●	Gross Profit increased 54% to $6.2 million from $4.0 million.

●	Gross Margin increased 300 basis points to 49.3% compared to 46.3%.

●	Operating Expenses were $10.6 million compared to $9.5 million. Adjusted operating expenses, a Non-GAAP metric, increased 12% to $9.9 million compared to $8.8 million.

●	Net loss was $4.5 million compared to $5.6 million.

●	Adjusted EBITDA loss, a Non-GAAP metric, improved to $3.3 million from $4.5 million.

●	Operating cash burn improved to $0.9 million compared to $4.4 million.

●	Cash and cash equivalents as of December 31, 2023, was $46.2 million compared to $21.3 million as of December 31, 2022.

●	Common shares and pre-funded warrants outstanding as of December 31, 2023 were 52,988,987. The pre-funded warrants are included in the weighted average shares outstanding for the EPS calculation. Net exercising 100% of the remaining warrants and 100% of the fully-vested and in-the-money employee equity awards at a price of $3.20 per share would add another approximately 4.1 million common shares.

Full Year 2023 Financial Highlights

All comparisons, unless otherwise noted, are to the 12 months ended December 31, 2022.

●	Total revenue was $44.9 million, an increase of 45% compared to $30.9 million.

●	Dollar-based Net Revenue Retention was 148% for our Health Enterprise customers compared to 128%.

●	Gross Profit increased 54% to $21.5 million from $14.0 million.

●	Gross Margin increased 290 basis points to 48.0% compared to 45.1%.

●	Operating Expenses were $40.3 million compared to $36.3 million. Adjusted operating expenses, a Non-GAAP metric, grew 11% to $38.0 million compared to $34.3 million.

●	Net loss was $19.2 million compared to $24.4 million.

●	Adjusted EBITDA loss, a Non-GAAP metric, improved to $15.2 million from $19.4 million.

Adjusted operating expenses and Adjusted EBITDA are Non-GAAP financial measures. See “Non-GAAP Financial Measures.” Please see “Non-GAAP Financial Measures” below and the Reconciliation of GAAP to Non-GAAP Metrics table below.

2024 Revenue Guidance

Based on the solid finish to 2023 and the trends we are seeing this year, Augmedix expects to generate approximately $60 to $62 million of revenue in 2024.

Conference Call

Augmedix will host a conference call at 4:30 p.m. ET / 1:30 p.m. PT today, Monday, March 18, 2024, to discuss its fourth quarter and full year 2023 financial results. The conference call can be accessed by dialing + 1-877-407-3982 for U.S. participants or +1 (201) 493-6780 for international participants and referencing conference ID # 13726968. Interested parties may access a live and archived webcast on the “Investor Relations” section of the Company’s website at: ir.augmedix.com.

Definition of Key Metrics

Average Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our products. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the average number of clinicians in service is a key indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

Average Annual Revenue Per Clinician: Average revenue per clinician is determined as total revenue, excluding Data Services revenue, recognized during the period presented divided by the average number of clinicians in service during that same period. Using the number of clinicians in service at the end of each month, we derive an average number of clinicians in service for the periods presented. The average annual revenue per clinician will vary based upon minimum hours of service requested by clinicians, pricing, and our product mix.

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

About Augmedix

Augmedix (Nasdaq: AUGX) empowers clinicians to connect with patients by liberating them from administrative burden through the power of ambient AI, data, and trust.

The platform transforms natural conversations into organized medical notes, structured data, and point-of-care notifications that enhance efficiency and clinical decision support.

Incorporating data from millions of interactions across all care settings, Augmedix collaborates with hospitals and health systems to improve clinical, operational, and financial outcomes.

Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted operating expenses, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted Operating Expense as total operating expenses less share-based compensation expense.

In the fourth quarter of 2023, Augmedix changed its computation of Adjusted EBITDA to better reflect the performance of the Company’s business predominantly due to the equity financing that occurred in November of 2023, which significantly increased the Company’s cash balance. We now define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); and other income (expense) net, which consists of interest expense on our debt facility, interest income from our cash and cash equivalents, realized foreign currency gains and losses, loss on extinguishment of debt, change in fair value of a warrant liability, and grant income from the Bangladesh government related to our Bangladesh subsidiary. Prior to the fourth quarter of 2023, the Company did not exclude interest income earned on cash balances, realized foreign currency transaction gains or losses or grant income received from the Bangladesh government from the computation of Adjusted EBITDA. Adjusted EBITDA has been recast in prior periods to reflect this change for consistency in presentation.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from reviewing these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Metrics table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the encouraging feedback we have received regarding the early performance of Augmedix Go; the emergency room version of Augmedix Go being on track for its own General Availability release by the end of March; our strategic partner HCA Healthcare is making plans for a broad roll-out across its network of hospitals; the acceleration of our efforts to capture the growing medical documentation opportunity in front of us; our high confidence that our broad portfolio of products, including a high-performing automated documentation solution, that works effectively across ambulatory and acute care settings, structured data, a bi-directional communication channel to the point of care, and HITRUST certification, provide Augmedix with a differentiated offering that will enable Augmedix to be one of the market leaders as the market matures over the coming years; our anticipation that 2024 will be another year of strong growth and continued gross margin expansion that will benefit from the increased investment we are making from our November capital raise proceeds; and our expectation to generate approximately $60 to 62 million of revenue in 2024. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the Securities and Exchange Commission on April 17, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations; Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Matt Chesler, CFA

FNK IR

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except shares and key metrics)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$12,680	$8,751	$44,855	$30,933
Cost of revenues	6,434	4,702	23,329	16,979
Gross profit	6,246	4,049	21,526	13,954
Operating expenses:
General and administrative	4,906	4,538	18,442	16,893
Sales and marketing	2,747	2,339	10,687	9,283
Research and development	2,940	2,612	11,176	10,149
Total operating expenses	10,593	9,489	40,305	36,325
Loss from operations	(4,347)	(5,440)	(18,779)	(22,371)
Other income (expenses):
Interest expense	(645)	(373)	(2,253)	(1,675)
Interest income	384	177	1,110	245
Loss on debt extinguishment	—	—	—	(1,097)
Change in fair value of warrant liability	—	—	(105)	—
Other	93	108	1,001	560
Total other income (expenses), net	(168)	(88)	(247)	(1,967)
Loss before income taxes	(4,515)	(5,528)	(19,026)	(24,338)
Income tax expense (benefit)	(24)	71	145	111
Net loss	$(4,491)	$(5,599)	$(19,171)	$(24,449)

Weighted average shares of common stock outstanding, basic and diluted	49,021,095	37,435,000	43,946,263	37,418,463

Key Metrics:
Average clinicians in service	1,789	1,246	1,585	1,093
Average annual revenue per clinician	28,200	27,500	28,100	27,900
Dollar-based net revenue retention	152%	126%	148%	128%

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$46,217	$21,251
Restricted cash	125	125
Accounts receivable, net of allowance for doubtful accounts of $110 and $102 at December 31, 2023 and 2022, respectively	8,572	6,354
Prepaid expenses and other current assets	1,909	1,820
Total current assets	56,823	29,550
Property and equipment, net	3,739	1,573
Operating lease right of use asset	5,220	1,567
Restricted cash, non-current	—	612
Deposits and other assets	930	339
Total assets	$66,712	$33,641

Liabilities, and Stockholders’ Equity
Current liabilities:
Loan payable, current portion	$5,000	$3,750
Accounts payable	721	1,563
Accrued expenses and other current liabilities	6,589	5,321
Deferred revenue	8,963	7,254
Operating lease liability, current portion	1,494	872
Customer deposits	851	554
Total current liabilities	23,618	19,314
Loan payable, net of current portion	15,303	11,384
Other liabilities	421	509
Operating lease liability, net of current portion	4,049	968
Total liabilities	$43,391	$32,175
Total stockholders’ equity	23,321	1,466
Total liabilities and stockholders’ equity	$66,712	$33,641

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(15,400)	$(16,773)
Net cash used in investing activities	(3,146)	(1,408)
Net cash provided by (used in) financing activities	43,370	(1,237)
Effect of exchange rate changes on cash and restricted cash	(470)	(181)
Net increase (decrease) in cash and restricted cash	24,354	(19,599)
Cash and restricted cash at beginning of year	21,988	41,587
Cash and restricted cash at end of year	$46,342	$21,988

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Metrics

(Unaudited, in thousands)

	Quarter Ended December 31,		Year Ended December 31,
Adjusted EBITDA:	2023	2022	2023	2022
Net loss	$(4,492)	$(5,599)	$(19,171)	$(24,449)
Add: Other income (expense) , net	169	89	247	1,967
Add: Depreciation	306	249	1,098	856
Add: Share-based compensation	736	720	2,471	2,112
Add: Income tax expense (benefit)	(24)	71	145	111
Total adjustments	1,186	1,129	3,961	5,045
Adjusted EBITDA	$(3,306)	$(4,470)	$(15,210)	$(19,404)

Adjusted Operating Expenses:
Total operating expenses	$10,593	$9,489	$40,305	$36,325
Less: Share-based compensation	698	697	2,346	2,023
Adjusted operating expenses	$9,895	$8,792	$37,959	$34,302